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                     Chase Manhattan Auto Owner Trust 1998-B
                         Statement to Certificateholders
                                November 15, 1999

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                                                       DISTRIBUTION IN DOLLARS
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             ORIGINAL             PRIOR                                                                                   CURRENT
               FACE             PRINCIPAL                                                       REALIZED   DEFERRED      PRINCIPAL
  CLASS        VALUE             BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST       BALANCE
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   A1       250,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00              0.00
   A2       200,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00              0.00
   A3       321,000,000.00    252,821,441.21    23,450,336.18    1,211,436.07    24,661,772.25     0.00      0.00    229,371,105.03
   A4       282,800,000.00    282,800,000.00             0.00    1,366,866.67     1,366,866.67     0.00      0.00    282,800,000.00
   B1        32,604,142.65     32,604,142.65             0.00      164,379.22       164,379.22     0.00      0.00     32,604,142.65
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 TOTALS   1,086,404,142.65    568,225,583.86    23,450,336.18    2,742,681.96    26,193,018.14     0.00      0.00    544,775,247.68
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                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                PASS-THROUGH RATES
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              PRIOR                                                        CURRENT                              CURRENT
            PRINCIPAL                                                     PRINCIPAL                  CLASS    PASS-THRU
 CLASS        FACTOR         PRINCIPAL      INTEREST        TOTAL          FACTOR                               RATE
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   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                A1      5.578000%
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                A2      5.729000%
   A3       787.60573586    73.05400679    3.77394414    76.82795093      714.55172907                A3      5.750000%
   A4     1,000.00000000     0.00000000    4.83333335     4.83333335    1,000.00000000                A4      5.800000%
   B1     1,000.00000000     0.00000000    5.04166669     5.04166669    1,000.00000000                B1      6.050000%
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 TOTALS     523.03333682    21.58527868    2.52455035    24.10982903      501.44805813
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          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-B
                                November 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                             Due Period                              19

                                             Due Period Beginning Date         10/01/99

                                             Due Period End Date               10/31/99

                                             Determination Date                11/10/99

 Section 5.8(iii)   Servicing Fee                                            473,521.32

 Section 5.8(iii)   Servicing Fee per $1000                                  0.43586111

 Section 5.8(iv)    Administration Fee                                         1,000.00

 Section 5.8(iv)    Administration Fee per $1000                             0.00092047

 Section 5.8(vi)    Pool Balance at the end of the Collection Period     544,775,247.68

 Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable

                    By Seller                                                      0.00

                    By Servicer                                              124,194.87

                    TOTAL                                                    124,194.87

 Section 5.8(viii)  Realized Net Losses for Collection Period                 71,560.84

 Section 5.8(ix)    Reserve Account Balance after Disbursement            16,343,257.43

 Section 5.8(x)     Specified Reserve Account Balance                     16,343,257.43

 Section 5.8(xi)    Total Distribution Amount                             27,535,225.33

                    Servicing Fee                                            473,521.32

                    Administration Fee                                         1,000.00

                    Noteholders Distribution Amount                       26,028,638.92

                    Certficateholders Distribution Amount                    164,379.22

                    Deposit to Reserve Account                               867,685.87

[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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